                                                                     EXHIBIT 8.1


                              LIST OF SUBSIDIARIES

     The following is a list of all of Novel Denim's significant subsidiaries as of August 31, 2002, including the name, country of incorporation or residence and of ownership interest and voting power held.

                                                   Country of                    Percentage
                                                  incorporation                 of ownership,
Name of Subsidiary                                 or residence                 voting interest
------------------                                 ------------                 ---------------
Novel Textiles Ltd.                              Mauritius                             98.7%
Novel Denim (HK) Ltd.                            Hong Kong                            100.0%
Novel Garments (Mauritius) Ltd.                  Mauritius                            100.0%
Nomacotex Ltd.                                   Channel Islands                      100.0%
Novel Garments International Ltd.                Channel Islands                      100.0%
Byren Trading Ltd.                               Channel Islands                      100.0%
Novel Garments (Madagascar) S.A.                 Madagascar                           100.0%
Novel Spinner (S.A.)(Pty) Ltd.                   South Africa                         100.0%
Novel Weavers (S.A.)(Pty) Ltd.                   South Africa                         100.0%
Battel Ltd.                                      British Virgin Islands               100.0%
Kotten Ltd.                                      British Virgin Islands               100.0%
Good Port Finance Ltd.                           British Virgin Islands               100.0%
Novel Dyers (Pty) Ltd.                           South Africa                         100.0%
Novel Garments (S.A.) (Pty) Ltd.                 South Africa                         100.0%
NDP Holdings Limited                             British Virgin Islands               100.0%
NDP Investment Limited                           British Virgin Islands               100.0%
Noveltex Trading Limited                         Hong Kong                            100.0%
NDP Trading Limited                              Hong Kong                            100.0%
NDP Fabrics Limited                              Hong Kong                            100.0%
Income Pearl Limited                             Hong Kong                            100.0%
Novel Dyeing and Printing Mills Limited          China                                100.0%

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